AMENDMENT NO. 2 TO THE FUND PARTICIPATION AGREEMENT

	THIS AMENDMENT is made and entered into this ___ day of July, 2007 by and between Summit Mutual Funds, Inc. ("SMFI"), Ameritas Investment Corp. ("AIC"), Symetra Life Insurance Company and Symetra Securities, Inc. ("Symetra").

	WHEREAS, SMFI , AIC and Symetra are parties to a Fund Participation Agreement dated 1st October, 2006 (the "Agreement"), as amended on March 9, 2007;

	WHEREAS, SMFI , AIC and Symetra desire to add Summit Russell 2000 Small Cap Index Portfolio to its funds available under the contract, as set forth in Schedule A of the Agreement;

	WHEREAS, SMFI , AIC and Symetra desire to replace Schedule A of the Agreement with the attached Schedule A.

	NOW THEREFORE, the parties agree as follows:

	1.	Schedule A of the agreement is hereby removed and shall be
superceded by the attached Schedule A;

	2.	The parties further agree that all other terms and
conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized officers signing below.



					SUMMIT MUTUAL FUNDS, INC.

Attest:___________________________By:___________________________________
Name: 					Name: Steven R. Sutermeister
Title:					Title:	President



					AMERITAS INVESTMENT CORP.

Attest:___________________________By:__________________________________
Name:					Name: Gregory C. Sernett
Title:					Title: Vice President and Chief Compliance
						Officer

					SYMETRA LIFE INSURANCE COMPANY,
					on behalf of itself and its separate
					accounts

Attest:___________________________By:____________________________________
Name:					Name: Scott L. Bartholomaus
Title:					Title:   Vice President



SYMETRA SECURITIES, INC.

Attest:___________________________By:_____________________________________
Name:					Name: Linda C. Mahaffey
Title:					Title:   President

				SCHEDULE A



		   FUNDS AVAILABLE UNDER THE CONTRACTS

Summit Mutual Funds, Inc. Pinnacle Series:
	Summit S&P 500 Index Portfolio
	Summit S&P MidCap 400 Index Portfolio
	Summit Balanced Index Portfolio
	Summit Lehman Aggregate Bond Index Portfolio
	Summit Nasdaq - 100 Index Portfolio
	Summit EAFE International Index Portfolio
	Summit Russell 2000 Small Cap Index Portfolio
	Summit Russell 2000 Small Cap Index Portfolio - Class F

SEPARATE ACCOUNTS UTILIZING THE FUNDS

Symetra Separate Account C
Symetra Separate Account SL

UNREGISTERED SEPARATE ACCOUNTS UTILIZING THE FUNDS


CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS

Symetra Spinnaker[registered trademark symbol] Variable Annuity
Symetra Complete[registered trademark symbol] Individual Flexible
Premium Variable Life Insurance Policy
Symetra Complete Advisor[registered trademark symbol] Individual
Flexible Premium Variable Life Insurance Policy